UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015 (August 11, 2015)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Definitive Material Agreement

Indenture with respect to 5.375% Senior Secured Notes due 2023

On August 11, 2015, First Data Corporation (the “Company”) issued and sold $1,210,000,000 aggregate principal amount of 5.375% Senior Secured Notes due 2023 (the “notes”), which mature on August 15, 2023, pursuant to an indenture, dated August 11, 2015, by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Indenture”).  The Company intends to use the net proceeds from the issue and sale of the notes to (i) redeem and/or repurchase any and all of its outstanding 7.375% senior secured notes due 2019 (the “7.375% Notes”) and any and all of its outstanding 8.875% senior secured notes due 2020 (the “8.875% Notes”) and (ii) pay related fees and expenses.

Interest Rate

The notes accrue interest at the rate of 5.375% per annum and mature on August 15, 2023. Interest on the notes is payable in cash on February 15 and August 15 of each year.

Ranking

The notes:

•      rank senior in right of payment to any existing and future subordinated indebtedness, including the Company’s existing senior subordinated notes;

•         rank equally in right of payment with all of the Company’s existing and future senior indebtedness;

•         are effectively senior in right of payment to indebtedness under the Company’s existing senior unsecured notes and the Company’s existing senior secured second lien notes to the extent of the value of the collateral securing the notes;

•         are effectively equal in right of payment with indebtedness under the Company’s senior secured credit facilities and the Company’s 6.75% senior secured first lien notes due 2020 (the “6.75% Notes”); and

•         are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of the Company’s guarantor subsidiaries).

Guarantees

The notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries that guarantees the Company’s senior secured credit facilities. Each of the guarantees of the notes is a general senior obligation of each guarantor and:

•      rank senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary, including the Company’s existing senior subordinated notes;

•      rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiary;

•      is effectively senior in right of payment to the guarantees of the Company’s existing senior unsecured notes and the Company’s existing senior secured second lien notes to the extent of the guarantor subsidiary’s value of the collateral securing the notes;

•      is effectively equal in right of payment with the guarantees of the Company’s senior secured credit facilities and the 6.75% Notes; and

•      is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

Any guarantee of the notes will be released in the event such guarantee is released under the Company’s senior secured credit facilities.

Security

Pursuant to an amended and restated security agreement and an amended and restated pledge agreement, each dated as of August 11, 2015, among the Company, the guarantors party thereto and Wells Fargo Bank, National

Association, as collateral agent, the notes and the guarantees are secured by first-priority liens, subject to permitted liens, on certain of the Company’s assets and the assets of the subsidiary guarantors that secure the Company’s senior secured credit facilities including:

•        substantially all the capital stock of any of the Company’s wholly owned first-tier subsidiaries or of any subsidiary guarantor of the notes (but limited to 65% of the voting stock of any such material wholly owned first-tier subsidiary that is a foreign subsidiary); and

•        substantially all tangible and intangible assets of the Company and each subsidiary guarantor, other than (1) certain real property, (2) settlement assets and (3) deposit accounts, other bank or securities accounts, cash, leaseholds, excluded stock and stock equivalents, motor vehicles and other customary exceptions.

Prepayments and Redemptions

The Company is required to make an offer to repay the notes with net proceeds from specified asset sales, subject to the right to repay other senior secured debt and certain other types of indebtedness or reinvest such proceeds in the Company’s business. In addition, the Company will be required to offer to repay the notes upon the occurrence of a change of control.

The Company may redeem the notes, in whole or in part, at any time prior to August 15, 2018, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, the Company may redeem the notes, in whole or in part, at established redemption prices. In addition, on or prior to August 15, 2018, the Company may redeem up to 35% of the aggregate principal amount of notes with the net cash proceeds from certain equity offerings at established redemption prices.

Certain Covenants and Events of Default

The Indenture contains a number of covenants that, among other things, restricts, subject to certain exceptions, the Company’s and its restricted subsidiaries’ ability to:

•        incur additional debt or issue certain preferred shares;

•        pay dividends on or make other distributions in respect of capital stock or make other restricted payments;

•        make certain investments;

•        sell certain assets;

•        create liens on certain assets to secure debt;

•        consolidate, merge, sell or otherwise dispose of all or substantially all assets;

•        enter into certain transactions with affiliates; and

•        designate subsidiaries as unrestricted subsidiaries.

In addition, the Indenture imposes certain requirements as to future subsidiary guarantors. The Indenture provides that certain of the covenants will be suspended during any periods in which the notes are rated investment grade. The Indenture also contains certain customary events of default.

The foregoing description of the Indenture, the amended and restated security agreement and the amended and restated pledge agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 4.1 through 4.3 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01. Other Events.

On August 13, 2015, the Company issued a press release to announce that its previously announced tender offers to purchase for cash any and all of its outstanding 7.375% Notes and 8.875% Notes expired at 5:00 p.m., New

York City time, on August 12, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

4.1	Indenture, dated as August 11, 2015, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 5.375% Senior Secured Notes due 2023.

4.2	Amended and Restated Security Agreement, dated as of August 11, 2015, among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent.

4.3	Amended and Restated Pledge Agreement, dated as of August 11, 2015, among the Company, the other pledgors named therein and Wells Fargo Bank, National Association, as collateral agent.

99.1	Press release dated August 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: August 13, 2015	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary